Exhibit 99.1

Scholastic Reports Fiscal 2018 First Quarter Results

Launches Scholastic 2020 Plan to Drive Profitability and Sales Growth

NEW YORK, Sept. 21, 2017 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported results for the Company's fiscal 2018 first quarter ended August 31, 2017.

Revenue in the first quarter was $189.2 million, compared to $282.7 million a year ago, a decrease of $93.5 million, or 33%. Operating loss from continuing operations was $101.8 million versus a loss of $62.5 million in the prior year period. The Company reported a first quarter loss per share from continuing operations of $1.81, versus a loss per share from continuing operations of $1.15 in the prior year period. Scholastic typically records a loss in its fiscal first quarter, when most U.S. schools are not in session.

The Company expected first quarter revenue declines, particularly in its Children's Book Publishing and Distribution and International segments, following the July 2016 publication of Harry Potter and the Cursed Child, Parts One and Two, the best-selling book in North America last year. While Education sales were lower in the quarter based on timing, the Company expects to meet its revenue plan for the education business for the fiscal year. Since its release on August 29th, Dav Pilkey's Dog Man: A Tale of Two Kitties has been the top seller of all books in the U.S. and Canada. Strong children's titles also include: I Survived the American Revolution, 1776; The Bad Guys in Attack of the Zittens; and the new paperback edition of Harry Potter and the Cursed Child, Parts One and Two.

"The tremendous success of Dav Pilkey's Dog Man underscores again Scholastic's ability to work with our authors to build franchises that find audiences for generations. On the 20th anniversary of Dav's Captain Underpants series, he has found a new creative direction with Dog Man that is reaching millions of readers in our trade and school channels. This is the power of Scholastic and what differentiates us from other publishers. Scholastic titles this week are at the top of children's bestseller lists in the UK, Australia, New Zealand, and India. We expect to continue our success in trade this year as we announce new Harry Potter publishing leading up to the 20th anniversary of Harry Potter in the U.S. in 2018," said Richard Robinson, Chairman, President and Chief Executive Officer. "In our school channels, we are starting our important back-to-school season with a well-defined book fair strategy, including new merchandising to highlight age-appropriate groupings of books, and in book clubs, a return to the multi-grade offers which teachers have been asking for. In addition, we are expanding our curriculum content in Education, backed up by a strengthened field sales operation, to support our continued growth in the core literacy curriculum market.

"As we look forward to our 100th anniversary of producing great content, this summer we began work on our Scholastic 2020 plan, which is designed to grow our operating profits significantly over the next three years. Scholastic 2020 is a performance management structure that will leverage our ongoing strategic technology investments to provide more comprehensive customer data to improve sales and marketing efficiency, as well as better information in our manufacturing, inventory management, supply chain and transportation areas of the business to drive process improvements and reduce distribution costs. To that end, we expect improved financial information with the deployment our new Oracle ERP in January 2018 and through the implementation of an Oracle Transportation Management system over the course of the year. We will also introduce a new CRM system next June, which will drive improvements in marketing of our school-based businesses. Most important, Scholastic 2020 provides a framework for identifying and scheduling the specific tasks needed each week, month, and quarter to reach our goals for improved profitability over the three year period."

Cash Flow and Cash Position

Net cash used in operating activities was $92.4 million in the current fiscal quarter compared to net cash used in operating activities of $105.5 million in the first quarter of fiscal 2017. The Company had free cash use (as defined in the accompanying tables) of $131.0 million in the current quarter, which was in line with the Company's expectations, compared to free cash use of $122.4 million a year ago.

At quarter end, the Company's cash and cash equivalents exceeded the Company's total debt by $299.9 million, compared to $275.5 million a year ago. The Company distributed $5.3 million in dividends and reacquired $4.7 million of its common stock in open market transactions over the course of the first quarter.

Capital Investment Update

In addition to the normal maintenance levels of capital expenditures and prepublication expense related to the development of new products and platforms, in the first quarter the Company spent $32.7 million of capital including $20.7 million towards the redesign and upgrade of its headquarters building in New York City to create a more productive workspace and an expanded retail component and $10.0 million towards strategic technology upgrades and initiatives forming part of its previously announced multi-year transformational technology investment program. The Company is on schedule to complete the renovation of the office component of the building by calendar year-end 2017 and has already realized gains in both capacity and productivity on those new floors already in service.

One-Time Items

Non-recurring items reflected in the Company's pre-tax results for the first quarter totaled $8.3 million and included $6.7 million in non-cash facility impairment charges associated with the Company's renovation of its headquarters building, as well as one-time severance of $1.6 million. There were no one-time items recorded in the prior year period. Excluding these one-time items in the current period, first quarter operating loss was $93.5 million resulting in a loss per share from continuing operations of $1.67, compared to an operating loss of $62.5 million and a loss per share from continuing operations of $1.15 in the first quarter of fiscal 2017.

Fiscal 2018 Outlook Affirmed

Scholastic affirmed its fiscal 2018 outlook for total revenue of $1.65 to $1.70 billion and earnings per diluted share from continuing operations in the range of $1.20 to $1.30, excluding one-time items. The Company continues to expect free cash use in the range of $10 to $20 million.

First Quarter Results

Children's Book Publishing and Distribution. Segment revenue in the first quarter was $66.8 million, compared to $137.8 million in the prior year period, a decline of $71.0 million or 52%. Lower quarterly revenues were wholly attributable to the strong frontlist performance of Harry Potter and the Cursed Child, Parts One and Two, which was released in the first quarter of the previous fiscal year. Partially offsetting this decline was stronger performance of non-Harry Potter core frontlist titles including: Dog Man: A Tale of Two Kitties; I Survived the American Revolution, 1776; The Bad Guys in Attack of the Zittens; and Refugee by acclaimed author Alan Gratz. The first quarter is an insignificant period for the segment's clubs and fairs channels as most schools are not in session for summer recess. The first quarter operating loss for the segment was $58.9 million versus a quarterly operating loss of $36.2 million in the prior year period, primarily as a result of the lower Harry Potter sales in the trade channel, as expected.

Education. Segment revenue was $45.0 million in the first quarter, compared to $55.2 million in the prior year period, a decline of $10.2 million, or 18%. The sales decline was primarily the result of the timing of orders for customized curriculum product, as well as the absence of classroom magazine's election skills book revenue in this non-election year. Partially offsetting this decline were higher sales of professional learning products and services. Segment operating loss of $12.5 million was $8.1 million higher than the prior year period's loss of $4.4 million, primarily as a result of the lower sales and higher employee expenses for an expanded sales and marketing force with expertise in solution selling of core literacy instruction programs, a key element of the Company's multi-year Scholastic 2020 plan.

International. Segment revenue in the first quarter was $77.4 million, compared to $89.7 million in the prior year period, a reduction of $12.3 million, or 14%. The lower revenues in the current quarter are mainly due to lower sales of Harry Potter and the Cursed Child, Parts One and Two in the Company's Canada business unit and export channel. Segment operating loss was $2.8 million, compared to operating income of $4.2 million in the prior year period, primarily as a result of the lower Harry Potter sales in the affected markets, as expected.

Other Financial Results. Corporate overhead expenses were $19.3 million, compared to $26.1 million in the prior year period, excluding one-time items of $8.3 million in the current period. The lower overhead expense, excluding one-time items, was primarily the result of lower employee-related expenses in the current quarter.

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the second quarter of fiscal 2018. The dividend is payable on December 15, 2017 to shareholders of record as of the close of business on October 31, 2017.

Additional Information

To supplement the financial statements presented in accordance with GAAP, the Company includes certain non-GAAP calculations and presentations. Please refer to the non-GAAP financial tables attached to this press release for supporting details on special one-time items and other financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 8:30 am ET today, September 21, 2017. Scholastic's Chairman, President and CEO, Richard Robinson, and Executive Vice President, CAO and CFO, Maureen O'Connell, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, www.scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com. An audio-only replay of the call will be available by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 72645253. The recording will be available through Friday, September 29, 2017.

About Scholastic

Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books, a leading provider of core literacy curriculum and professional services, and a producer of educational and entertaining children's media. The Company creates quality books and ebooks, print and technology-based learning programs for pre-K to grade 12, classroom magazines and other products and services that support children's learning both in school and at home. With operations in 14 international offices and exports to 165 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom collections, school and public libraries, retail and online. True to its mission of 97 years to encourage the personal and intellectual growth of all children beginning with literacy, the Company has earned a reputation as a trusted partner to educators and families. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	08/31/17	08/31/16

Revenues	$189.2	$282.7

Operating costs and expenses:
Cost of goods sold	115.6	169.7
Selling, general and administrative expenses (1)	156.9	163.1
Bad debt expense	1.9	2.9
Depreciation and amortization	9.9	9.5
Asset impairments (2)	6.7	-

Total operating costs and expenses	291.0	345.2

Operating income (loss)	(101.8)	(62.5)

Other components of net periodic (benefit) cost	0.1	0.6
Interest (income) expense, net	(0.3)	0.3

Earnings (loss) from continuing operations before income taxes	(101.6)	(63.4)

Provision (benefit) for income taxes	(37.9)	(23.9)

Earnings (loss) from continuing operations	(63.7)	(39.5)

Earnings (loss) from discontinued operations, net of tax	(0.0)	(0.1)

Net income (loss)	($63.7)	($39.6)

Basic and diluted earnings (loss) per Share of Class A and Common Stock: (3)
Basic:
Earnings (loss) from continuing operations	(1.81)	(1.15)
Earnings (loss) from discontinued operations, net of tax	(0.00)	(0.00)
Net income (loss)	(1.81)	(1.15)

Diluted:
Earnings (loss) from continuing operations	(1.81)	(1.15)
Earnings (loss) from discontinued operations, net of tax	(0.00)	(0.00)
Net income (loss)	(1.81)	(1.15)

Basic weighted average shares outstanding	35,155	34,420
Diluted weighted average shares outstanding	35,155	34,420

(1)	In the three months ended August 31, 2017, the Company recognized pretax severance expense as part of cost reduction programs of $1.6.

(2)	In the three months ended August 31, 2017, the Company recognized a pretax impairment charge of $6.7 related to legacy building improvements.

(3)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENTS
(UNAUDITED)
(Amounts in millions)

	THREE MONTHS ENDED
	08/31/17	08/31/16	Change

Children's Book Publishing and Distribution
Revenue
Book Clubs	$8.0	$8.5	($0.5)	(6%)
Book Fairs	12.1	12.4	(0.3)	(2%)
Consolidated Trade	46.7	116.9	(70.2)	(60%)
Total revenue	66.8	137.8	(71.0)	(52%)
Operating income (loss)	(58.9)	(36.2)	(22.7)
Operating margin	-	-

Education
Revenue	45.0	55.2	(10.2)	(18%)
Operating income (loss)	(12.5)	(4.4)	(8.1)
Operating margin	-	-

International
Revenue	77.4	89.7	(12.3)	(14%)
Operating income (loss)	(2.8)	4.2	(7.0)
Operating margin	-	4.7%

Overhead expense	27.6	26.1	(1.5)	(6%)

Operating income (loss)	($101.8)	($62.5)	($39.3)

SCHOLASTIC CORPORATION
SUPPLEMENTAL INFORMATION
(UNAUDITED)
(Amounts in millions)

SELECTED BALANCE SHEET ITEMS

		08/31/17	08/31/16

Continuing Operations
	Cash and cash equivalents	$311.9	$287.6
	Restricted cash	-	5.0
	Accounts receivable, net	145.4	222.6
	Inventories, net	386.5	375.7
	Accounts payable	187.2	203.6
	Accrued royalties	51.9	66.3
	Lines of credit, short-term debt and current portion of long-term debt	12.0	12.1
	Long-term debt, excluding current portion	-	-
	Total debt	12.0	12.1
	Total capital lease obligations	7.9	8.4
	Net debt (1)	(299.9)	(275.5)

Discontinued Operations
	Total assets of discontinued operations	-	0.5
	Total liabilities of discontinued operations	-	0.3

Total stockholders' equity		1,243.0	1,218.6

SELECTED CASH FLOW ITEMS

		THREE MONTHS ENDED
		08/31/17	08/31/16

	Net cash provided by (used in) operating activities	($92.4)	($105.5)
	Less: Additions to property, plant and equipment	32.7	10.2
	Pre-publication and production costs	5.9	6.7

	Free cash flow (use) (2) (3)	($131.0)	($122.4)

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents.  The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances), reduced by spending on property, plant and equipment, prepublication and production costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions.  The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

(3)	Free cash flow (use) includes discontinued operations for the three months ended August 31, 2017 and August 31, 2016.

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	08/31/17	items	One-time items	08/31/16	items	One-time items

Revenues	$189.2	$0.0	$189.2	$282.7	$0.0	$282.7

Operating costs and expenses:
Cost of goods sold	115.6	-	115.6	169.7	-	169.7
Selling, general and administrative expenses (1)	156.9	(1.6)	155.3	163.1	-	163.1
Bad debt expense	1.9	-	1.9	2.9	-	2.9
Depreciation and amortization	9.9	-	9.9	9.5	-	9.5
Asset impairments (2)	6.7	(6.7)	-	0.0	-	-

Total operating costs and expenses	291.0	(8.3)	282.7	345.2	-	345.2

Operating income (loss)	(101.8)	8.3	(93.5)	(62.5)	-	(62.5)

Other components of net periodic (benefit) cost	0.1	-	0.1	0.6	-	0.6
Interest (income) expense, net	(0.3)	-	(0.3)	0.3	-	0.3

Earnings (loss) from continuing operations before income taxes	(101.6)	8.3	(93.3)	(63.4)	-	(63.4)

Provision (benefit) for income taxes	(37.9)	3.3	(34.6)	(23.9)	-	(23.9)

Earnings (loss) from continuing operations	(63.7)	5.0	(58.7)	(39.5)	-	(39.5)

Earnings (loss) from discontinued operations, net of tax	(0.0)	-	(0.0)	(0.1)	-	(0.1)

Net income (loss)	($63.7)	$5.0	($58.7)	($39.6)	$0.0	($39.6)

Earnings (loss) per diluted share from continuing operations	(1.81)	0.14	(1.67)	(1.15)	-	(1.15)
Earnings (loss) per diluted share from discontinued operations, net of tax	(0.00)	-	(0.00)	(0.00)	-	(0.00)
Net income (loss) per diluted share	(1.81)	0.14	(1.67)	(1.15)	-	(1.15)

(1)	In the three months ended August 31, 2017, the Company recognized pretax severance expense as part of cost reduction programs of $1.6.
(2)	In the three months ended August 31, 2017, the Company recognized a pretax impairment charge of $6.7 related to legacy building improvements.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENT SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		08/31/17	items	One-time items	08/31/16	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$8.0		$8.0	$8.5		$8.5
	Book Fairs	12.1		12.1	12.4		12.4
	Consolidated Trade	46.7		46.7	116.9		116.9
	Total revenue	66.8		66.8	137.8		137.8
	Operating income (loss)	(58.9)		(58.9)	(36.2)		(36.2)
	Operating margin	-		-	-		-

	Education
	Revenue	45.0		45.0	55.2		55.2
	Operating income (loss)	(12.5)		(12.5)	(4.4)		(4.4)
	Operating margin	-		-	-		-

	International
	Revenue	77.4		77.4	89.7		89.7
	Operating income (loss)	(2.8)		(2.8)	4.2		4.2
	Operating margin	-		-	4.7%		4.7%

	Overhead expense (1)	27.6	(8.3)	19.3	26.1	-	26.1

	Operating income (loss)	($101.8)	$8.3	($93.5)	($62.5)	$0.0	($62.5)

(1)

In the three months ended August 31, 2017, the Company recognized a pretax impairment charge of $6.7 related to legacy building improvements and pretax severance expense as part of cost reduction programs of $1.6.

CONTACT: Scholastic Corporation: Investors: Gil Dickoff, (212) 343-6741, investor_relations@scholastic.com; Media: Kyle Good, (212) 343-4563, kgood@scholastic.com